UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 28, 2011

Date of Report (Date of Earliest Event Reported)

Commission file number:  333-170100

OnCure Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5211697 (I.R.S. Employer Identification Number)

188 Inverness Drive West, Suite 650

Englewood, Colorado 80112

(303) 643-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

The information set forth under 5.02 of this Current Report on Form 8-K relating to an agreement between George P. McGinn, Jr. and the Company is incorporated in this Item 1.01 by reference.

Item 5.02.  Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

On November 28, 2011, the Company appointed George P. McGinn, Jr. as President and Chief Executive Officer, replacing James D. Nadauld who had been serving as interim President and Chief Executive Officer.  Mr. McGinn, 56, served as Executive Vice President of Legal & Government Affairs of Oakleaf Global Holdings from March 2010 through October 2011.  Mr. McGinn also served as a principal advisor to New Mountain Capital from July 2008 through February 2010.  From May 2007 through June 2008, Mr. McGinn served as Executive Vice President and General Counsel of National Medical HealthCard.  Mr. McGinn was also Executive Vice President and General Counsel for Surgis, Inc. from 2002 through 2007. From 1995 through 1999, Mr. McGinn was an executive with Physician Reliance Network and also was in the private practice of law with the law firm of Bass, Berry & Sims in Nashville, Tennessee.  Mr. McGinn holds a bachelor of arts and juris doctor degree both from Vanderbilt University.

The Company also entered into an employment agreement with Mr. McGinn in connection with his appointment as President and Chief Executive Officer.  Under the employment agreement Mr. McGinn is entitled to a base salary of $400,000 per annum and a target bonus of 100% of his base salary.  The employment agreement also provides for the grant of stock options to purchase 900,000 shares of our common stock, subject to approval by the Compensation Committee, which will vest over a period of four years. In the event of a termination without cause or constructive discharge, subject to his execution of a general release of claims and continued compliance with a twelve-month non-competition and non-solicitation covenant, Mr. McGinn will be entitled to severance pay equal to twelve months of his base salary as in effect immediately prior to such termination payable over a period of twelve months as well as continued coverage under the Company’s health and welfare benefit plans for a twelve month period.  Mr. McGinn may also be entitled, under certain circumstances, to a bonus upon a change in control of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2011

ONCURE HOLDINGS, INC.

By:	/s/ Timothy A. Peach
Name: Timothy A. Peach
Title: Chief Financial Officer

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